                                                                   Exhibit 10.20

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                     NONEXCLUSIVE PATENT LICENSE AGREEMENT

                                    BETWEEN

                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                      AND

                           MECHANICAL TECHNOLOGY INC.

                               TABLE OF CONTENTS


1.   DEFINITIONS...............................................1

2.   GRANT.....................................................2

3.   LICENSE FEE AND ROYALTY PAYMENTS..........................3

4.   REPORTS...................................................4

5.   BOOKS AND RECORDS.........................................4

6.   TERM OF THE AGREEMENT.....................................4

7.   TERMINATION OR MODIFICATION BY THE UNIVERSITY.............5

8.   TERMINATION BY THE LICENSEE...............................5

9.   USE OF NAMES, TRADENAMES, AND TRADEMARKS..................5

10.  WARRANTY BY THE UNIVERSITY................................5

11.  INFRINGEMENT..............................................6

12.  ASSIGNABILITY AND SUBLICENSING............................6

13.  INDEMNITY - PRODUCT LIABILITY.............................7

14.  LATE PAYMENTS.............................................7

15.  NOTICES...................................................7

16.  FORCE MAJEURE.............................................8

17.  EXPORT CONTROL LAWS.......................................8

18.  PREFERENCE FOR UNITED STATES INDUSTRY.....................8

19.  DISPUTE RESOLUTION........................................8

20.  MISCELLANEOUS.............................................8

                     NONEXCLUSIVE PATENT LICENSE AGREEMENT

                           MECHANICAL TECHNOLOGY INC.

     THIS LICENSE AGREEMENT is entered into by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a nonprofit educational institution and a public corporation of the State of California, hereinafter referred to as the "University;" and MECHANICAL TECHNOLOGY INC., 968 Albany-Shaker Road, Latham, New York 12110, a New York Corporation, hereinafter referred to as the "Licensee," the parties to this License Agreement being referred to individually as a "Party," and collectively as "Parties."

                                   BACKGROUND

     The University conducts research and development at the Los Alamos National Laboratory (LANL) for the U.S. Government under Contract No. W-7405-ENG-36 with the U.S. Department of Energy (DOE).

     Rights in inventions and technical data made in the course of the University's research and development at LANL are governed by the terms and conditions of said Contract.

     Certain Technology relating to Catalyst Layer Structure for PEM Fuel Cells has been developed in the course of the University's research and development at LANL.

     It is the policy of the University and the Department of Energy that such Technology be developed and utilized to the fullest extent possible so as to enhance the accrual of economic and technological benefits to the U.S. domestic economy, and the University is therefore willing to grant a nonexclusive license to Licensee for that part of the Technology to which the University has title.

     The Licensee desires to obtain from the University certain rights for the commercial development, manufacture, use, or sale of the Technology.

     NOW, THEREFORE, the Parties agree as follows:

                                1.  DEFINITIONS

     1.1 "Technology" as used herein, means technical information, know-how and data owned or controlled by the University and relating to catalyst loadings for solid polymer electrolyte fuel cells as applied in U.S. Patent Application Serial Number 07/656,329 (filed February 19, 1991) and U.S. Patent Application Serial Number 07/736,876 (filed February 19, 1991).

     1.2 "Patent Rights" means the University's rights arising from the following:

     (1) U.S. Patent Application Serial Number 07/656,329, continuation-in-part, filed February 19, 1991, Membrane Catalyst Layer for Fuel Cells by Mahlon S. Wilson; and

     (2) U.S. Patent Application Serial Number 07/736,876, continuation-in-part, which is a continuation-in-part of U.S. Patent Application Serial Number 07/656,329, filed February 19, 1991, Membrane Catalyst Layer for Fuel Cells by Mahlon S. Wilson.

including any continuation, divisional, reexamination or reissue thereof; and including any corresponding foreign patents issued prior to the effective date of this Agreement.

     1.3 "Licensed Method" means any method, procedure or process covered by any subsisting claim of any patent identified in paragraph 1.2.

     1.4 "Licensed Product" means any article of manufacture, machine or composition of matter covered by any subsisting claim of any patent identified in paragraph 1.2, and any article of manufacture, machine or composition of matter produced through the practice of a Licensed Method.

     1.5  "Licensed Invention" means any Licensed Product or Licensed Method.

     1.6 "Net Income" means the gross revenue from sales of Licensed Products or from the sales of services utilizing a Licensed Method by Licensee and sublicensees, less the following deductions where applicable: (a) sales returns;
(b) allowances; (c) trade discounts, (d) transportation charges; (e) sales and excise taxes, and; (f) duties and tariffs.

                                   2.  GRANT

     2.1 Subject to the reservations and conditions set forth elsewhere in this Agreement, the University hereby grants to the Licensee a nonexclusive, nontransferable license to make, use and sell, and have made for Licensee, Licensed Products and to practice Licensed Methods covered by the University's Patent Rights throughout the United States and its territories and in any foreign country for which the University has obtained patent protection as provided in paragraph 1.2 above.

     2.2 The Licensee acknowledges and agrees that the U.S. Government has a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced throughout the world, for or on behalf of the United States, inventions covered by the University's Patent Rights, and has certain other rights under 35 USC 200-212 and applicable implementing regulations.

                      3.  LICENSE FEE AND ROYALTY PAYMENTS

     3.1 License Fee. Licensee shall pay to the University a one-time, nonrefundable license fee of [***], in consideration for the award of the license granted herein. License fee is due within thirty (30) days from the date of certified receipt, by Licensee, of a fully executed "Assignment and Confirmatory License" from Doe to the University for Technology covered by University's Patent Rights.

     3.2 Earned Royalties. In addition to the License Fee payable under paragraph 3.1, Licensee agrees to pay to the University an earned royalty of [***] on Net Income received during the term of this License Agreement.

     3.3 Notwithstanding Paragraph 3.1 above, Licensee shall have no obligation to pay any earned royalty on any sale of any Licensed Product to, or on the practice of any Licensed Method for,,the U.S. Government or any agency thereof, or any U.S. Government contractor who certifies that its use of the Licensed Product or Licensed Method is on behalf of the U.S. Government; and Licensee agrees that its selling price to any of the foregoing entities shall not include any royalty under this Agreement.

     3.4 The first earned royalty payment due under this Agreement shall be calculated based on Net Income received by Licensee from the effective date of this Agreement through December 31 of the same calendar year, and shall be due and payable within one month from the end of such period.

Subsequent earned royalty payments shall be calculated based on Net Income received by Licensee during the semiannual periods extending from January I through June 30 and from July 1 through December 31 of each year, for as long as this Agreement remains in effect. Such royalty payments shall be due and payable within one month from the end of the respective semiannual period.

     3.5 In the event that any patent claim included within the University's Patent Rights shall be held invalid by a decision of a court of competent jurisdiction in any country, the obligation to pay earned royalties on sales in that country of products or methods covered by the invalidated claim and not covered by valid patent claims subsisting under the University's Patent Rights shall cease as of the date of such decision. Licensee shall not, however, be relieved from paying any earned royalties that have accrued before such decision or which are based on another patent claim within the University's Patent Rights which is not held invalid by such decision.

     3.6 All payments due the University shall be payable in United States funds to the University of California, Los Alamos National Laboratory, at the address set forth in Paragraph 15. Net Income received in foreign currencies shall be converted into equivalent United States funds at the exchange rate for the foreign currency prevailing as of the last day of the reporting period, as reported in the Wall Street Journal.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                  4.  REPORTS

     4.1 Progress Reports. Licensee agrees to submit on request, but no more frequently than annually, a report on Licensee's utilization of the Licensed Invention, including information on the status of any development efforts of the Licensee, the date of first sale or commercial use, and any other information the University may reasonably request.

     4.2 Financial Reports. If earned royalty payments are required under this Agreement, Licensee agrees to submit a financial report on the dates that such payments are due, and shall submit such reports regardless of whether any payment is actually made. Such reports shall ' be certified by an officer of the Licensee, shall cover the period for which royalty payments are calculated, and shall show total sales or commercial uses made of Licensed Products or Licensed Methods by Licensee during the reporting period. If no sale or use of Licensed Products or Licensed Methods has been made during a reporting period, a statement to this effect shall be made. Reports marked by Licensee as proprietary financial or business information of the Licensee shall be treated as such by the University.

                             5.  BOOKS AND RECORDS

     5.1 The Licensee shall keep books and records accurately showing all sales of Licensed Products or practice of the-Licensed Method by Licensee under the terms of this License Agreement. Such books and records shall be open to inspection and audit on a proprietary basis by representatives of the University at reasonable times, but in no event more frequently than annually, for the purpose of verifying the accuracy of the financial reports and the royalties due. The fees and expenses of the representatives performing such an examination shall be borne by the University. Licensee may request that any such inspection and audit be conducted by an independent auditor, in which event, Licensee shall pay the reasonable costs of such auditor.

     5.2 The books and records required by this article shall be preserved for at least three years from the date of the royalty payment to which they pertain.

                           6.  TERM OF THE AGREEMENT

     6.1 This License Agreement shall be effective as of the -later of the dates of execution by the Parties.

     6.2 This License Agreement shall be in full force and effect from the effective date and shall remain in effect until the expiration of the last to expire of the patents included within the University's Patent Rights, unless sooner terminated by operation of law or by acts of the Parties in accordance with the terms of this License Agreement.

               7.  TERMINATION OR MODIFICATION BY THE UNIVERSITY

     7.1 It is expressly agreed that, notwithstanding the provisions of Article 14 concerning late payments, if the Licensee should fail to deliver to the University any report when due, or fail to pay any royalty or fee when due, or if the Licensee should breach any material term of this License Agreement, the University may give written notice of default to the Licensee. If the Licensee fails to cure such default within ninety (90) days from the date of delivery of such notice to Licensee, the University shall have the right to terminate this License Agreement, and this License Agreement shall terminate upon delivery of written notice of termination to the Licensee. Such termination shall not relieve the Licensee of its obligation to pay any license fee or royalty due or owing at the time of such termination and shall not impair any accrued right of the University.

                        8.  TERMINATION BY THE LICENSEE

     8.1 The Licensee may terminate this License Agreement by giving written notice to the University. Such termination shall be effective ninety (90) days from the date of delivery of such notice, and the Licensee's rights under this Agreement shall cease as of the effective date of termination.

     8.2 Any termination pursuant to the above paragraph shall not relieve the Licensee of any obligation or liability accrued hereunder prior to the effective date of such termination.

                  9.  USE OF NAMES, TRADENAMES, AND TRADEMARKS

     9.1 Nothing contained in this License Agreement shall be construed as conferring any right to the Licensee to use the name of the University of California or the name of any facility or campus of the University of California in advertising, publicity, or other promotional activities.

     9.2 The University may disclose to third parties the existence of this License Agreement and the extent of the grant. in Article 2, but shall upon the request of Licensee withhold the amount of consideration paid for the license granted hereunder, except where the University is required to release such information under the California Public Records Act, University policy, the University's prime contract with DOE, or other applicable law.

                        10.  WARRANTY BY THE UNIVERSITY

     10.1 The University warrants that it has the lawful right to grant this license, subject to DOE assignment of rights in the Technology to the University in the event such rights have not yet been assigned to the University.

     10.2 This license and the associated Technology and Patent Rights are provided WITHOUT warranty of merchantability or fitness for a particular purpose or any other warranty, express or implied. The University makes no representation or warranty that any Licensed Products or Licensed Methods will not infringe any patent or other proprietary right of any third party.

     10.3 IN NO EVENT WILL THE UNIVERSITY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF LICENSED PRODUCTS OR LICENSED METHODS.

     10.4 Nothing in this License Agreement shall be construed as:

          (a) a warranty or representation by the University as to the validity or scope of University's Patent Rights; or

          (b) an obligation to bring or prosecute actions or suits against third parties for patent infringement; or

          (c) conferring by implication, estoppel, or otherwise any license or rights under any patents of the University other than University's Patent Rights as defined herein; or

          (d) an obligation by University to furnish any know-how, technical assistance, or technical data that is unrelated or unnecessary to the transfer of the Technology to the Licensee -for the purpose of implementing this License Agreement.

                               11.  INFRINGEMENT

     11.1 In the event the Licensee shall learn of the substantial infringement of any of the University's Patent Rights by a third party, Licensee shall inform the University and shall provide the University with available evidence of such infringement. - The University shall use its best efforts to terminate such infringement without litigation, and may in its sole discretion initiate litigation at its own expense, but shall be under no obligation under this Agreement to bring any such legal action.

                      12.  ASSIGNABILITY AND SUBLICENSING

     12.1 This License Agreement is binding upon I and shall inure to the benefit of the University and Licensee, and their respective successors and assigns. This License Agreement shall be assignable by Licensee providing Licensee's assignee agrees, in writing, to assume all the outstanding obligations of the Licensee under this Agreement.

     12.2 In the event that a controlling interest in Licensee is obtained by a foreign entity, the University may terminate this License Agreement at its discretion, which discretion shall not be exercised unreasonably. Licensee agrees to notify the University of any such change in controlling interest within thirty days of its occurrence.

     12.3 The Licensee may not grant sublicenses under this Agreement except with the prior written authorization of the University.

                       13.  INDEMNITY - PRODUCT LIABILITY

     13.1 The Licensee agrees to indemnify the U.S. Government and the University, their officers, employees, and agents, against any damages, costs and expenses, including attorneys' fees, arising from the commercialization and utilization of the Technology, by Licensee, including but not limited to the making, using, selling or exporting, by Licensee, of products, processes, or services derived therefrom. This indemnification will include, but will not be limited to, any product liability.

     13.2 Licensee agrees that the U.S. Government is neither a party to this Agreement nor assumes any liability for activities of the University in connection with this Agreement.

                               14.  LATE PAYMENTS

     14.1 In the event any royalty payments or fees due under this Agreement are not received by the University within thirty (30) days of when due, the Licensee shall pay to the University interest charges at the rate of ten percent (10%) per annum on the amount of such royalties or fees overdue.

                                  15.  NOTICES

     15.1 Any payment, notice, or other communication required or permitted to be given to either party hereto shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by first-class certified mail, postage paid, to the respective address given below, or to such other address as it shall designate by written notice given to the other party as follows:

In the case of the Licensee:


Mechanical Technology Inc.
968 Albany-Shaker Road
Latham, NY 12110
Attn: William P. Sumnigray

In the case of the University:

Los Alamos National Laboratory
Industrial Partnership Center
P.O.-Box 1663, Mail Stop M899
Los Alamos, New Mexico 87545
Attn: Licensing Coordinator

                               16.  FORCE MAJEURE

     16.1 Neither party shall be responsible for delay or failure in performance of any of the obligations imposed by this License Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, court order or government interference, civil commotion, riot, war, or by any cause of like or unlike nature beyond the control and without fault or negligence of such party.

                            17.  EXPORT CONTROL LAWS

     17.1 Licensee acknowledges and understands that the export of certain goods or technical data from the United States requires an export control license from the United States Government, and that failure to obtain such export control license may result in violation of U.S. laws.

                   18.  PREFERENCE FOR UNITED STATES INDUSTRY

     18.1 Licensee agrees that any products embodying Licensed Products or produced through the use of a Licensed Method will be manufactured substantially in the United States.

                            19.  DISPUTE RESOLUTION

     19.1 The Parties agree to exert their best efforts to resolve disputes arising from this Agreement. Any dispute that cannot be resolved by the Parties shall be resolved in accordance with the rules and procedures of the American Arbitration Association, acting in the state of New Mexico, and shall be enforceable in accordance with New Mexico law.

                               20.  MISCELLANEOUS

     20.1 The headings of the several sections of this Agreement are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License Agreement.

     20.2 No amendment or modification of this Agreement shall be binding on the Parties unless made in a writing executed by duly authorized representatives of the Parties.

     20.3 This License Agreement embodies the entire understanding of the Parties and shall supersede all previous agreements, communications, representations, or understandings, either oral or written, between the Parties relating to the subject matter hereof.

     20.4 In the event any one or more of the provisions of this License Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this License Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     20.5 This License Agreement shall be interpreted and construed in accordance with the laws of the New Mexico.

IN WITNESS WHEREOF, both the University and the Licensee have executed this License Agreement, in duplicate originals, by their respective officers on the day and year hereinafter written.


THE REGENTS OF THE UNIVERSITY OF CALIFORNIA


By______________________________
   Siegfried S. Hecker, Director
   Los Alamos National Laboratory


Date______________________________



MECHANICAL TECHNOLOGY INC.


By_______________________________

Printed Name:_____________________

Title:_____________________________

Date:_____________________________

NONEXCLUSIVE PATENT LICENSE AGREEMENT
MECHANICAL TECHNOLOGY INC.
MODIFICATION NO. I


THIS MODIFICATION to the License Agreement between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a nonprofit educational institution and a public corporation of the State of California, hereinafter referred to as the "University" and MECHANICAL TECHNOLOGY INC., 968 Albany-Shaker Road, Latham, New York 12110, a New York Corporation, hereinafter referred to as the "Licensee," the parties to this License Agreement being referred to individually as a "Party" and collectively as "Parties."

                                   BACKGROUND

The Parties have entered into a Nonexclusive License Agreement, hereinafter referred to as the "Agreement,", executed April 30, 1993, to grant to Licensee certain rights for t-he commercial development, manufacture, use, or sale of the Technology, as defined in the Agreement.

The Parties desire that the Agreement be amended to include all of the Technology related to Catalyst Layer Structure for PEM Fuel Cells as covered by patent applications and patents subsisting on the effective date of the Agreement.

NOW THEREFORE, the Parties agree to amend the Agreement as follows:

                                   AMENDMENTS

1.   Amend Paragraph 1.1:

     1.1 "Technology" as used herein, means technical information, know-how and data owned or controlled by the University and relating to catalyst loadings for solid polymer electrolyte fuel cells as applied in U.S. Patent Application Serial Number 07/656,329 (filed February 19, 1991), U.S. Patent Application Serial Number 07/736,876 (filed July 29, 1993, now U.S. Patent 5,234,777, issued August 10, 1993) and U.S. Patent 5,211,984 (issued May 18, 1993).

2. Amend Paragraph 1.2

     1.2 "Patent Rights" means the University's rights arising from the following:

     (1) U.S. Patent Application serial Number 07/656,329, filed February 19, 1991, Membrane Catalyst Layer for Fuel Cells, by Mahlon S. Wilson, and now abandoned;
     (2) U.S. Patent Application Serial Number 07/736,876, filed July 29, 1991, which is a continuation-in-part of U.S. Patent Application 07/656,329, Membrane

         Catalyst Layer for Fuel Cells, by Mahlon S. Wilson, now U.S. Patent 5,234,777, issued August 10, 1993; and

     (3) U.S. Patent Application Serial Number 07/811,220, filed December 20, 1991, Membrane Catalyst Layer for Fuel Cells, by Mahlon S. Wilson, and now U.S. Patent 5,211,984, issued May 18, 1992 including any continuation, divisional, reexamination, or reissue thereof; and including any corresponding foreign patents issued prior to the effective date of this Agreement.

IN WITNESS WHEREOF, both the University and the Licensee have executed this License Agreement, in duplicate originals, by their respective officers on the day and year hereinafter written.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA


By____________________________
     Kay V. Adams
     Industrial Partnership Center
     Los Alamos National Laboratory

Date_____________________________


MECHANICAL TECHNOLOGIES INC.


By:______________________________

Printed Name:_______________________

Title:_____________________________

Date:_____________________________